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[LEWIS AND ROCA LLP LAWYERS LETTERHEAD]                     EXHIBIT 20.1


                     IN THE UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF ARIZONA

In Re:                        )    Chapter 11
                              )
PRINCETON AMERICAN            )    Case No. 96-13675-PHX-JMM
CORPORATION,                  )
                              )    ORDER AND NOTICE OF
                    Debtor,   )    HEARING ON MOTION TO
                              )    MODIFY PLAN FILED BY THE
EID: 22-1848644               )    REORGANIZED DEBTOR,
                              )    PRINCETON AMERICAN
                              )    CORPORATION
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          IT IS ORDERED AND NOTICE IS GIVEN that a hearing will be held at the
United States Bankruptcy Court, 2929 N. Central Avenue, Phoenix, Arizona, 11th Floor, Courtroom 3 on the 6th day of January, 1999 at 1:30 o'clock p.m. to consider and act upon:

          Motion filed by Princeton American Corporation, the reorganized debtor, to modify all one-year deadlines in its confirmed joint plan to the later of December 20, 1999 or one hundred eighty (180) days after final order establishing the amount and priority of the Weiss claim, provided such order is not stayed or subject to further appeal.

          IT IS FURTHER ORDERED that the debtor is directed to provide notice of this hearing by mail to all creditors and to notify stockholders by the filing of a Form 8K with the SEC.

          For further information, consult the motion on file in the office of the Clerk of the United States Bankruptcy Court. Any objection must be made in writing and filed



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[LEWIS AND ROCA LLP LAWYERS LETTERHEAD]

five (5) days prior to the hearing with the Clerk of the Bankruptcy Court, 2929
N. Central Avenue, Phoenix, Arizona, or file by mailing to:

     Clerk of the U.S. Bankruptcy Court
     P.O. Box 34151
     Phoenix, Arizona 85067-4151

with a copy served upon the attorney for Princeton American Corporation:

     Randolph J. Haines
     Lewis and Roca, LLP
     40 N. Central Avenue
     Phoenix, Arizona 85004-4429

     DATED this 14th day of December, 1998.

                                                  UNITED STATES BANKRUPTCY COURT

                                                  S/ JAMES M. MARLAR
                                                  ------------------------------
                                                  HONORABLE JAMES M. MARLAR
                                                  United States Bankruptcy Judge


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